     As filed with the Securities and Exchange Commission on April 3, 1996

                                                    Registration No. 33-58803
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 3

                                      TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            GENERAL HOST CORPORATION
             (Exact name of registrant as specified in its charter)

           NEW YORK                                     13-0762080
  (State of Incorporation)                 (I.R.S. Employer Identification No.)

                               One Station Place
                             Post Office Box  10045
                          Stamford, Connecticut  06904
                                 (203) 357-9900
          (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

             J. Theodore Everingham                       William F. Downey
Vice President, General Counsel and Secretary           Dechert Price & Rhoads
            General Host Corporation                     477 Madison Avenue
                6501 East Nevada                         New York, NY 10022
            Detroit, Michigan  48234                        (212) 326-3500
                (313) 564-2500

         (Name, addresses and telephone numbers, including area codes, of agents for service of process)

      Approximate date of commencement of proposed sale to the public: From time to time as other securities are exchanged for Registrant's shares and/or as certain persons who receive Registrant's shares in such exchanges offer their shares for sale.

      If the only securities being registered on this form are being offered to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                            GENERAL HOST CORPORATION


                                   2,245,793


                                   Shares of

                                  Common Stock

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         2,245,793 shares of Common Stock, par value $1.00 per share, (the "Shares") of General Host Corporation (the "Company" or "General Host") are covered by this Prospectus. The Shares being registered are to be offered for the account of shareholders, not the Company; none of the proceeds from the sale of Shares will be received by General Host. The Company's Common Stock (symbol: "GH") is traded on the New York Stock Exchange.



        Pier 1 Imports, Inc. ("Pier 1") acquired 1,940,000 of the Shares from the Company on April 28, 1993 and subsequently the Company paid three 5% stock dividends which increased the number of Shares owned by Pier 1 to 2,245,793.
In December, 1994 Pier 1 sold $12,500,000 principal amount of its 8 1/2% Exchangeable Debentures due December 1, 2000, (the "Exchangeable Debentures"). The Exchangeable Debentures may be exchanged at any time, at the election of the holders of the Exchangeable Debentures, for General Host Common Stock at a current exchange rate of 179.663 shares of General Host Common Stock (subject to adjustment) per $1,000 principal amount of Exchangeable Debentures, or the equivalent of approximately $5.566 per share of General Host Common Stock. At maturity, the Exchangeable Debentures will be paid only by delivery of General Host Common Stock at the then exchange rate.


        Pier 1 has informed the Company that the sale of the Exchangeable Debentures by Pier 1 was a private placement not registered under the Securities Act of 1933 (the "Securities Act").

         This Prospectus covers Shares that may be resold by persons (collectively "Selling Shareholders") who have acquired them in exchange for Exchangeable Debentures where such Exchangeable Debentures were purchased in transactions exempt from the registration requirements of the Securities Act.

         The Selling Shareholders may offer the Shares for sale from time to time in one or more transactions (which may include "block" transactions), on the New York Stock Exchange, the Pacific Stock Exchange, in negotiated transactions, or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices (which may be changed). The Selling Shareholders may effect such transactions by selling the Shares to or through agents, dealers or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom they may act as agent. The Selling Shareholders may also deliver the Shares to satisfy obligations of the Selling Shareholders, including, without limitation, covering short sale positions. Each Selling Shareholder reserves the sole right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made. See "PLAN OF DISTRIBUTION".

         To the extent required, the number of Shares to be sold, the names of the Selling Shareholders thereof, the purchase price and/or public offering price, the names of any agent, dealer or underwriter, and any applicable discount or commission with respect thereto, will be set forth in a supplemental prospectus.


         In order to comply with certain states' securities or "blue sky" laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available.


         The Registration Statement, of which this Prospectus forms a part, was filed by the Company pursuant to the Registration Agreement between the Company and Pier 1. Such agreement provides for the Company to pay certain expenses and indemnify the Selling Shareholders against certain liabilities under the Securities Act. See "SELLING SHAREHOLDERS".




         On April 2, 1996, the closing price of the Company's Common Stock on the New York Stock Exchange was $3.875.


                          ___________________________


April __, 1996

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (such registration statement, together with all amendments and exhibits thereto, being herein referred to as the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement (including exhibits thereto) may be obtained from the Commission upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. The Registration Statement (with exhibits), as well as such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 75 Park Plaza, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., in Washington, D.C. 20549, at prescribed rates. General Hosts's Common Stock and Rights to Purchase Common Stock are listed on the New York Stock Exchange and the Pacific Stock Exchange. The Company's 11 1/2% Senior Notes due 2002 and 8% Convertible Subordinated Notes are listed on the New York Stock Exchange. Copies of such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company (SEC File No. 1-1066) with the Commission under the Exchange Act are incorporated into this Prospectus by reference:

                 (i) Annual Report on Form 10-K for the fiscal year ended January 29, 1995 (including those portions of the Company's Proxy Statement for its May 18, 1995 Annual Meeting which are incorporated by reference into such Form 10-K);

                 (ii)       Current Report on Form 8-K for event dated March 1,
                            1995;

                 (iii) Registration Statement on Form 8-A dated March 23, 1995 containing a description of the Company's Rights to Purchase Common Stock;

                 (iv) Annual Report on Form 10-K/A for the fiscal year ended January 29, 1995, dated June 19, 1995 (including those portions of the Company's Proxy Statement for its May 18, 1995 Annual Meeting which are incorporated by reference into such Form 10-K/A);

                 (v) Quarterly Reports on Form 10-Q for the fiscal quarters ended: May 21, 1995; August 13, 1995; and November 5, 1995; and

                 (vi) Quarterly Reports on Form 10-Q/A for the fiscal quarters ended: August 13, 1995; and November 5, 1995.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document or in information incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide a copy of any and all information that has been incorporated by reference in the Registration Statement (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) upon written or oral request of any person, without charge to such person, provided that such request is made to General Counsel, General Host Corporation, 6501 East Nevada, Detroit, Michigan 48234, telephone (313) 564-2500.

                                  GENERAL HOST

         The Company operates a chain of specialty retail stores devoted to the sale of lawn and garden products, crafts and Christmas merchandise. As of November 5, 1995, the Company operated 264 stores in 16 states under the name Frank's Nursery & Crafts (TM). During the three fiscal years 1992, 1993, and 1994, and the first three quarters of fiscal 1995, the Company opened 20 new stores. Throughout that same period 33 stores were closed, including 26 unprofitable stores closed at the end of fiscal 1993. During the Christmas season the Company also operates temporary stores which are boutiques featuring Christmas merchandise under the name Christmas by Frank's(TM). In 1995 there were 134 such stores.

         The Company's executive offices are located at One Station Place, Stamford, Connecticut. The Company's mailing address is Post Office Box 10045, Stamford, Connecticut 06904, and its telephone number is (203) 357-9900.

                                USE OF PROCEEDS

         The shares are being offered for the account of the Selling Shareholders. The Company will not receive any of the proceeds of the offering.

                              SELLING SHAREHOLDERS

BACKGROUND


         Pier 1 acquired 1,940,000 of the Shares directly from General Host on April 28, 1993 and subsequently Pier 1 received 305,793 additional Shares as a consequence of three 5% stock dividends paid by General Host which increased Pier 1's ownership to the total of 2,245,793 Shares covered by this Prospectus. Pier 1 has informed the Company that the 2,245,793 Shares have been pledged and deposited with Texas Commerce Bank National Association, as exchange agent, to secure the exchangeability of the Exchangeable Debentures. The Exchangeable Debentures may be exchanged at any time, at the election of the holders of the Exchangeable Debentures, for General Host Common Stock at a current exchange rate of 179.663 shares of General Host Common Stock (subject to adjustment) per $1,000 principal amount of Exchangeable Debentures, or the equivalent of approximately $5.566 per share of General Host Common Stock. At maturity, the Exchangeable Debentures will be paid only by delivery of General Host Common Stock at the then exchange rate.



         Pier 1 has informed the Company that the Exchangeable Debentures are not callable by Pier 1 prior to maturity, but are subject to mandatory exchange for General Host Shares if at any time after December 1, 1997 the closing market price of General Host Common Stock shall reach a specified level for twenty (20) consecutive trading days. Except for its agreement to file a registration statement with respect to the Shares, of which this Prospectus is a part, General Host has no obligation with respect to the Exchangeable Debentures. General Host is not responsible for and did not participate in the determination or calculation of the amount receivable by holders of the Exchangeable Debentures upon the exchange or maturity thereof. General Host will not be involved with the administration or trading of the Exchangeable Debentures and will have no obligation with respect to the amount receivable by holders of the Exchangeable Debentures on exchange or at maturity.


         The 2,245,793 Shares deposited by Pier 1 to secure the exchangeability of the Exchangeable Debentures constitute approximately 9.7% of the outstanding General Host Common Stock.



SELLING SHAREHOLDERS

         Pier 1 has informed the Company that the sale by Pier 1 of the Exchangeable Debentures was accomplished through a private sale exempt from the registration requirements of the Securities Act. If such holders of Exchangeable Debentures acquired in private transactions submit the Exchangeable Debentures for exchange into General Host Common Stock, the exchange will also be a private transaction, exempt from registration, and this Prospectus will cover the public resale, if any, of the General Host Shares acquired in such an exchange.

         Set forth below are the names of the Selling Shareholders, the amount of General Host Common Stock that will be owned by such Selling Shareholders upon exchange of their Exchangeable Debentures, the number of Shares to be offered pursuant to this Prospectus by such Selling Shareholders, the number of Shares to be so owned and offered after payment of the General Host 5% stock dividend on April 5, 1996 and the number of Shares and percentage of the total outstanding (if 1% or more) to be owned by such Selling Shareholders assuming completion of the offering hereunder.



                                                                                            Shares and %
                                               Shares                   Shares               Owned After
      Name                                     Owned                    Offered               Offering
      ----                                     ------                   -------             ------------
Forest Fulcrum Fund L.P.                      1,642,304(1)             1,642,304                 0
Forest Fulcrum Fund Ltd.                        603,489(2)               603,489                 0

                                              ---------                ---------
                                              2,245,793                2,245,793
                                              =========                =========



- ---------------

(1) In addition, Forest Fulcrum Fund L.P. has a short position of 1,105,875 shares of General Host stock.



(2) In addition, Forest Fulcrum Fund Ltd. has a short position of 408,476 shares of General Host stock.



        Forest Fulcrum Fund and Forest Fulcrum Fund Ltd. are affiliated with Forum Capital Markets L.P. ("Forum") in that all three have a common parent company. Forum acted as the Initial Purchaser of the Exchangeable Debentures from Pier 1 in December, 1994. Forum received a commission of $470,000 in that transaction, plus expenses, and was indemnified by Pier 1 against certain liabilities under the Securities Act. The Shares offered by the two Forest Fulcrum Funds were acquired upon exchange of Exchangeable Debentures which were purchased in private transactions subsequent to the original private placement of the Exchangeable Debentures. The two Forest Fulcrum Funds intend to use Forum as their selling broker for the Shares offered hereunder at their customary brokerage commissions.


REGISTRATION AGREEMENT; EXPENSES; INDEMNIFICATION

         Pier 1 acquired the Shares in a private transaction from the Company, and, as a result, the Shares constitute "restricted securities" under Rule 144 under the Securities Act and are subject to restrictions on resale until April 28, 1996. In order to permit public resales prior to such date, Pier 1 and the Company have entered into a Registration Agreement requiring the Company to use its best efforts to cause a registration statement under the Securities Act to become and remain effective with respect to the Shares of General Host Common Stock through June 1996.

         Under the Registration Agreement, the Company will bear the expenses of registration other than any underwriting discounts and selling commissions and expenses of counsel or other advisors to Pier 1 or Selling Shareholders.

         Also under the Registration Agreement the Company agrees to indemnify each Selling Shareholder and any underwriter (and the controlling persons of each) against certain liabilities under the Securities Act.

                          DESCRIPTION OF COMMON STOCK

         The Company is authorized to issue 100,000,000 shares of Common Stock, $1 par value per share. Holders of outstanding Common Stock are entitled to receive dividends when and if declared by the Board of Directors from funds legally available therefor, subject to the rights of holders of Preferred Stock, if any, and to any restrictions contained in long-term indebtedness of the Company. At all meetings of shareholders, holders of Common Stock are entitled to one vote for each share held except that the Certificate of Incorporation provides for cumulative voting for the election of directors. The Company's Board of Directors is divided into three classes of three members each. Holders of Common Stock have no preemptive or subscription rights. Upon liquidation, each share of Common Stock is entitled to participate equally in the assets of the Company available for distribution to holders of Common Stock. The Company's Certificate of Incorporation provides that any business combination with any person owning 5% or more of the Company's stock will require the approval of not less than 80% of the issued and outstanding capital stock of the Company.

COMMON STOCK PURCHASE RIGHTS

        The Rights are so-called "poison pill" rights which under certain circumstances may trade separately from the Common Stock and permit their holders to purchase at less than the then market price large amounts of Common Stock of the Company or securities of a successor thereto. The Rights could render more difficult or tend to discourage an attempt to gain control of the Company which the Board of Directors did not approve.


                              PLAN OF DISTRIBUTION

         The Selling Shareholders may offer the Shares for sale from time to time in one or more transactions (which may include "block" transactions), on the New York Stock Exchange, the Pacific Stock Exchange, in negotiated transactions, or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices (which may be changed). The Selling Shareholders may effect such transactions by selling the Shares to or through agents, dealers or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom they may act as agent. The Selling Shareholders may also deliver the Shares to satisfy obligations of the Selling Shareholders, including, without limitation, covering short sale positions. Each Selling Shareholder reserves the sole right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made.

         The shares offered by this prospectus will be Shares that may be resold by persons who have acquired them in exchange for Exchangeable Debentures where such Exchangeable Debentures were purchased in transactions exempt from the registration requirements of the Securities Act.

         In order to comply with certain states' securities or "blue sky" laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available.

         If any Selling Shareholder notifies General Host that it plans to distribute Shares using an underwriter or by any other means not described herein, this Prospectus will be supplemented to give the details of such distribution. To the extent required, the number of Shares to be sold, the names of the Selling Shareholders thereof, the purchase price and/or public offering price, the names of any agent, dealer or underwriter, and any applicable discount or commission with respect thereto, will be set forth in a supplemental prospectus.


                                    EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K/A for the year ended January 29, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


        With respect to the unaudited consolidated financial information of the Company for the sixteen-week periods ended May 21, 1995 and May 22, 1994, the twelve and twenty-eight week periods ended August 13, 1995 and August 14, 1994 and the twelve and forty-week periods ended November 5, 1995 and November 6, 1994 incorporated by reference in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated June 8, 1995, September 11, 1995 and December 5, 1995 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Securities Act.

              ===================================================





                            _______________________


                          NO DEALER, SALESMAN OR OTHER PERSON HAS
                 BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.


                            _______________________



              ===================================================

              ===================================================






                                   2,245,793


                                     Shares

                                  GENERAL HOST

                                  CORPORATION

                                  Common Stock





                           _________________________

                                   PROSPECTUS

                            ________________________


                                April ___, 1996






              ===================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 16.  EXHIBITS.

Exhibit No.                       Description
- -----------                       -----------
(4)(c)     -   (i)   Rights Agreement, dated as of March 7, 1990 by and between the Company and Manufacturers Hanover Trust Company.
                     (Incorporated by reference to the Company's Registration
                     Statement on Form 8-A, dated March 23, 1995.)

               (ii)  Amendment No. 1 to the Rights Agreement dated as of
                     March 1, 1995 by and between the Company and Chemical
                     Bank, as successor to Manufacturers Hanover Trust Company.
                     (Incorporated by reference to the Company's Registration
                     Statement on Form 8-A dated March 23, 1995.)

(5)        -   Opinion of Messrs. Dechert Price & Rhoads. (Previously filed:
               April 25, 1995.)

(23)(a)    -   Consent of Price Waterhouse LLP.

(23)(b)    -   Consent of Counsel (included in exhibit 5).


Exhibit No.                       Description
- -----------                       -----------
(24)       -   Powers of Attorney. (Previously
               filed: April 25, 1995.)

                (a)  -   Harris J. Ashton                Chairman of the Board, President and
                                                         Director (Principal Executive Officer
                                                         and Principal Financial Officer).

                (b)  -   James R. Simpson                Vice President and Controller
                                                         (Principal Accounting Officer).

                (c)  -   C. Whitcomb Alden               Director.

                (d)  -   Christopher A. Forster          Director.

                (e)  -   S. Joseph Fortunato             Director.

                (f)  -   Philip B. Harley                Director.

                (g)  -   Richard W. Haskel               Director.

                (h)  -   (Reserved)

                (i)  -   Charles B. Johnson              Director.

                (j)  -   Kelly E. Ashton Sant Albano     Director.


ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) To include any prospectus required by Section (10)(a)(3) of the Securities Act of 1933;

            (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 3rd day of April, 1996.


                                  GENERAL HOST CORPORATION


                                  By:   /s/ James R. Simpson
                                      ------------------------------------
                                            Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 3rd day of April, 1996.


         SIGNATURE                                                  TITLES
         ---------                                                  ------
         HARRIS J. ASHTON*                                  Chairman of the Board of Directors, President
- --------------------------------------------                  and Chief Executive Officer (Principal
         (Harris J. Ashton)                                   Executive Officer and Principal Financial
                                                              Officer) and Director

/s/      JAMES R. SIMPSON
- --------------------------------------------                Vice President and Controller (Principal
         (James R. Simpson)                                   Accounting Officer)


         C. WHITCOMB ALDEN, JR.*
- --------------------------------------------                Director
         (C. Whitcomb Alden, Jr.)


         CHRISTOPHER A. FORSTER*
- --------------------------------------------                Director
         (Christopher A. Forster)


         S. JOSEPH FORTUNATO*
- --------------------------------------------                Director
         (S. Joseph Fortunato)


         PHILIP B. HARLEY*
- --------------------------------------------                Director
         (Philip B. Harley)


         SIGNATURE                                          TITLES
         ---------                                          ------

         RICHARD W. HASKEL*
- --------------------------------------------                Director
         (Richard W. Haskel)



- --------------------------------------------                Director
         (Edward H. Hoornstra)


         CHARLES B. JOHNSON*
- --------------------------------------------                Director
         (Charles B. Johnson)


       KELLY E. ASHTON SANT ALBANO*
- --------------------------------------------                Director
      (Kelly E. Ashton Sant Albano)


*By  /s/ James R. Simpson
    ----------------------------------------
         Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit No.                       Description                                                     Page No.
- -----------                       -----------                                                     --------
(4)(c)     -   (i)   Rights Agreement, dated as of March 7, 1990 by and between the Company and Manufacturers Hanover Trust Company.
                     (Incorporated by reference to the Company's Registration
                     Statement on Form 8-A, dated March 23, 1995.)

               (ii)  Amendment No. 1 to the Rights Agreement dated as of
                     March 1, 1995 by and between the Company and Chemical
                     Bank, as successor to Manufacturers Hanover Trust Company.
                     (Incorporated by reference to the Company's Registration
                     Statement on Form 8-A dated March 23, 1995.)

(5)        -   Opinion of Messrs. Dechert Price & Rhoads. (Previously filed:
               April 25, 1995.)

(23)(a)    -   Consent of Price Waterhouse LLP.

(23)(b)    -   Consent of Counsel (included in exhibit 5).

(24)       -   Powers of Attorney. (Previously filed:
               April 25, 1995.)

                (a)  -   Harris J. Ashton                Chairman of the Board, President and
                                                         Director (Principal Executive Officer
                                                         and Principal Financial Officer).

                (b)  -   James R. Simpson                Vice President and Controller
                                                         (Principal Accounting Officer).

                (c)  -   C. Whitcomb Alden               Director.

                (d)  -   Christopher A. Forster          Director.

                (e)  -   S. Joseph Fortunato             Director.

                (f)  -   Philip B. Harley                Director.

                (g)  -   Richard W. Haskel               Director.

                (h)  -   (Reserved)

                (i)  -   Charles B. Johnson              Director.

                (j)  -   Kelly E. Ashton Sant Albano     Director.